EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of June 30, 2011 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories; Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the Financial Agreement) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

	As at June 30, 2011
Agreement/Program	2006	2007	2008	2009	2010	2011
	($ millions)
Commonwealth and State Housing	465	454	445	417	404	391
Other (inc. Natural Disaster Relief Assistance)	6	51	56	69	59	53
TOTAL	471	505	501	484	463	444

Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s primary function to date has been to act as a central financing authority for on-lending funds raised by it to Queensland public sector entities. The Treasurer of Queensland, on behalf of the State Government, guarantees QTC’s obligations under all debt securities issued by QTC.

The Corporation’s guaranteed debt, as at the end of each of the last seven fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

Guaranteed Debt Onlent by Queensland Treasury Corporation

	2005	2006	2007	2008	2009	2010	2011
Distribution of debt	$M	$M	$M	$M	$M	$M	$M
Bodies within the Public Accounts
Department of Education and the Arts	111	92	73	56	—	—	—
Department of Education and Training	—	—	—	—	—	—	70
Queensland Health	493	27	86	123	123	118	109
Department of Justice and Attorney-General	NA	94	86	70	57	39	20
Forestry Plantations Queensland	82	79	77	76	79	80	—
Department of Premier and Cabinet	12	29	27	17	17	16	15
Department of Public Works	528	484	439	386	364	348	304
Department of State Development and Innovation	354	159	147	135	138	128	118
Department of Transport and Main Roads - Queensland Transport	85	65	62	66	84	77	44

(e)-1

	2005	2006	2007	2008	2009	2010	2011
Distribution of debt	$M	$M	$M	$M	$M	$M	$M
Department of Transport and Main Roads - Main Roads	938	863	987	1,015	1,077	1,031	1,064
Queensland Treasury	NA	NA	972	4,169	7,693	13,283	20,865
Other	166	32	39	51	83	64	81
Government Owned Corporations
Powerlink	1,476	1,642	1,954	2,427	3,098	3,433	3,621
ENERGEX Ltd	2,061	2,565	3,183	3,256	3,889	4,208	4,886
Stanwell Corporation Limited	209	118	114	127	259	655	656
Tarong Energy Corporation Limited	255	265	355	376	451	464	496
CS Energy Ltd	369	586	1,081	1,056	851	862	857
Gateway Investments Corporation Pty Ltd	316	304	315	—	—	—	—
Ergon Energy Corporation Limited	1,774	2,143	2,479	2,974	3,807	4,131	4,483
QR Limited	4,016	4,587	4,550	5,164	6,566	4,384	—
Queensland Rail Limited	—	—	—	—	—	3,070	3,083
Port Authorities & Facilities (various)	751	694	1,112	1,591	1,981	2,442	934
Local Governments
Brisbane City Council	1,022	938	867	699	390	1,176	1,216
Cairns Regional Council	79	72	61	—	—	107	101
Caloundra City Council	91	95	98	—	—	—	—
Gold Coast City Council	393	404	629	680	261	617	785
Ipswich City Council	104	97	92	118	189	304	357
Logan City Council	91	85	76	101	78	113	108
Maroochy Shire Council	151	151	142	—	—	—	—
Redland Shire Council	116	121	129	124	42	46	60
Fraser Coast Regional Council	—	—	—	96	114	123	113
Mackay Regional Council	—	—	—	99	115	112	193
Moreton Bay Regional Council	—	—	—	217	269	348	354
Rockhampton Regional Council	—	—	—	98	126	159	199
Sunshine Coast Regional Council	—	—	—	201	112	197	210
Townsville City Council	—	—	—	207	205	388	404
Gladstone Regional Council	—	—	—	36	49	113	127
Toowoomba Regional Council	51	68	67	84	102	100	94
Other	683	688	771	279	350	314	392
Statutory Bodies
Water Boards	210	206	228	2	2	150	156
Universities	93	130	123	109	150	135	132
Grammar schools	50	65	59	65	88	116	113
Queensland Bulk Water Supply Authority	—	—	—	537	2,168	2,384	2,261
Queensland Bulk Water Transport Authority	—	—	—	4	1,785	1,891	1,878
Queensland Manufactured Water Authority	—	—	—	—	236	2,639	2,665
SEQ Water Facility	—	—	—	185	—	—	—
SEQ Water Grid Manager	—	—	—	2	293	667	1,161
Unitywater	—	—	—	—	—	—	127
Queensland Urban Utilities	—	—	—	—	—	—	290
Allconnex Water	—	—	—	—	—	—	122
Other	352	358	418	618	658	531	574
Other Bodies
DBCT Holdings Pty Ltd	—	372	333	294	259	232	207
Qld Motorways Limited	983	932	1,250	1,799	2,370	2,899	—
Qld Water Infrastructure Pty Ltd	—	—	294	605	766	268	381
Queensland Treasury Holdings Pty Ltd	—	—	—	—	—	—	2,367
SEQ (Gold Coast) Desalination Co. Pty Ltd	—	—	—	281	547	—	—
Southern Regional Water Pipeline Co. Pty Ltd	—	—	—	930	143	254	468

(e)-2

	2005	2006	2007	2008	2009	2010	2011
Distribution of debt	$M	$M	$M	$M	$M	$M	$M
Western Corridor Recycled Water Pty Ltd	—	—	284	1,292	1,897	—	—
Other	325	24	18	47	29	98	131

Total Funds Onlent	18,790	19,634	24,077	32,944	44,410	55,314	59,453

Undistributed borrowings	5,677	7,688	7,806	7,784	18,216	13,571	13,682

Total Guaranteed Debt	24,467	27,322	31,883	40,728	62,626	68,885	73,135

The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at June 30, 2011 of $73.135 billion, which includes $4.604 billion of off shore debt based on the prevailing rates of exchange at June 30, 2011. Borrowings under management include the debt of local authorities and statutory bodies managed by the Corporation. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

OUTSTANDING DOMESTIC AUSTRALIAN DOLLAR INDEBTEDNESS

As at June 30, 2011

Coupon Rate (% per annum)	Maturity Date	Face Value (AUD)	Market Value (AUD)
6.50%	April 16, 2012	1,261,615,000	1,294,870,901
6.00%	August 14, 2013	3,447,463,000	3,602,559,895
6.00%	October 14, 2015	2,745,760,000	2,875,452,367
6.00%	September 14, 2017	4,632,765,000	4,892,498,319
6.25%	June 14, 2019	4,613,474,000	4,857,580,655
6.00%	June 14, 2021	3,233,580,000	3,341,231,386
6.50%	March 14, 2033	672,100,000	722,715,451
6.50%	April 23, 2012	4,806,117,000	4,924,864,867
6.00%	August 21, 2013	3,287,465,000	3,422,672,177
5.75%	November 21, 2014	7,730,200,000	7,912,970,765
6.00%	October 21, 2015	6,834,785,000	7,095,021,131
6.00%	April 21, 2016	5,026,250,000	5,222,168,161
6.00%	February 21, 2018	4,400,000,000	4,601,739,807
6.25%	February 21, 2020	5,540,000,000	5,853,926,817
6.00%	July 21, 2022	2,974,000,000	3,088,611,814
5.75%	July 22, 2024	1,000,000,000	1,008,301,771
CIB	August 20, 2030	774,450,300	718,045,780
Tnote	Various 2011	2,878,000,000	2,863,045,246
Various	Various 2011	41,704,231	42,453,284
Various	Various 2012	72,716,405	74,782,661
Various	Various 2013	47,035,000	47,776,484
Various	Various 2014	32,357,068	32,905,972
Various	Various 2015	25,350,000	25,794,703
Various	Various	7,510,996	9,139,587

Total		66,084,698,000	68,531,130,000

(e)-3

OUTSTANDING OFFSHORE INDEBTEDNESS

GLOBAL A$ BONDS

As at June 30, 2011

Coupon Rate	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
6.00%	August 14, 2013	AUD	584,976,000	611,270,116
6.00%	October 14, 2015	AUD	588,528,000	616,155,039
6.00%	September 14, 2017	AUD	631,196,000	666,583,643

Total			1,804,700,000	1,894,008,798

COMMERCIAL PAPER

As at June 30, 2011

Year of Issue	Yield	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
2010	4.87%	August 2011	AUD	8,000,000	7,967,210
2011	4.73%	July 2011	AUD	20,000,000	19,945,264
2011	0.20%	July 2011	USD	487,009,964	486,971,448
2011	4.93%	August 2011	AUD	12,000,000	11,903,270
2011	0.25%	August 2011	USD	139,677,810	139,647,033
2011	4.86%	September 2011	AUD	10,000,000	9,883,770
2011	0.11%	September 2011	CHF	17,898,806	17,888,765
2011	0.92%	September 2011	GBP	7,487,661	7,477,289
2011	0.36%	September 2011	USD	1,104,385,883	1,103,728,937

Total				1,806,460,124	1,805,412,986

EURO MEDIUM TERM NOTES

as at June 30, 2011

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
2007	7.125%	September 2017	NZD	598,840,675	696,780,084
2009	2.650%	April 2039	JPY	173,663,819	207,455,351

	Total			772,504,494	904,235,435

(e)-4